Exhibit 10.15

Approved by Board

4/16/2015

AMENDMENT

ATLANTIC CAPITAL BANCSHARES, INC.

EXECUTIVE OFFICER LONG TERM INCENTIVE PLAN

This is an amendment to the Atlantic Capital Bancshares, Inc. Executive Officer Long Term Incentive Plan as adopted in 2012.

WITNESSTH

WHEREAS, the Committee for the Plan has the power pursuant to § 8 of the Plan to amend or terminate the Plan; and

WHEREAS, the Committee desires to amend the Plan to add a sentence at the end of § 5.2(b) of the Plan to make clear that any payment that has been, or will be, made under § 5.2(b) in the form of Common Stock has been, or will be, made from Common Stock issued under the Company’s 2006 Stock Incentive Plan, as amended, or the Company’s 2015 Stock Incentive Plan, as amended, or any successor to such plans.

NOW, THEREFORE, the Committee hereby amends the Plan to add the following sentence at the end of § 5.2(b):

“Finally, any payments made under this § 5.2(b) in the form of Common Stock shall be made from Common Stock issued under the Company’s 2006 Stock Incentive Plan, as amended, or the Company’s 2015 Stock Incentive Plan, as amended, or any successor plan.”

This Amendment shall be effective as of the date in 2012 that the Plan originally was effective.

The Committee

/s/ Walter M. Deriso, Jr.

/s/ Rene M. Diaz

/s/ Douglas J. Hertz

/s/ Jack F. Ward

/s/ J. David Allen